Exhibit 10.3

SECOND AMENDMENT
OF
HANESBRANDS INC. OMNIBUS INCENTIVE PLAN

(As Amended and Restated)
WHEREAS, Hanesbrands Inc. (the “Company”) maintains the Hanesbrands Inc. Omnibus Incentive Plan (As Amended and Restated) (the “Plan”); and
WHEREAS, the Plan has been previously amended, and further amendment of the Plan is now considered desirable;
NOW, THEREFORE, by virtue of the power granted to the Company by section 20 of the Plan and the authority delegated to the Compensation Committee of the board of directors of the Company (the “Committee”) by resolutions of the board of directors of the Company, the Plan be and it hereby is amended, effective as of December 11, 2018, in the following particulars:
1.By substituting the following for the fifth sentence of section 7 of the Plan:
“Stock Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than the tenth anniversary of its grant, and provided further, that Awards of Stock Options granted on or after December 1, 2018 shall not become 100% exercisable in less than three years following the date they are granted, with vesting no faster than on a pro rata basis over the vesting period (and no faster than annually for Awards granted on and after December 1, 2018), except that the foregoing limitations shall not apply to (i) Awards covering up to 5% of the shares of Stock reserved for issuance under the Plan pursuant to section 5, as determined as of November 3, 2018; (ii) substitute Awards for grants made under a plan of an acquired business entity; and (iii) special exercise provisions in limited cases of an intervening event related to death, disability, retirement, or a Change in Control.”
2.    By substituting the following for the fifth sentence of section 8 of the Plan:
“An SAR may be exercised upon such terms and conditions and for the term the Committee in its sole discretion determines; provided, however, that the term shall not exceed the Stock Option term in the case of a substitute SAR or ten years in the case of any other SAR, and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces, and provided, further that Awards of SARs granted on or after December 1, 2018 shall not become 100% exercisable in less than three years following the date they are granted, with vesting no faster than on a pro rata basis over the vesting period (and no faster than annually for Awards granted on and after December 1, 2018), except that the foregoing limitation shall not apply to (i) Awards covering up to 5% of the shares of Stock reserved for issuance under the Plan pursuant to section 5, as determined as of November 3, 2018; (ii) substitute Awards for grants made under a plan of an acquired business entity; and (ii) special exercise provisions in limited cases of an intervening event related to death, disability, retirement, or a Change in Control.”
3.    By substituting the following for the third sentence of section 9 of the Plan:
“Restricted Stock and RSU Awards that are subject to the attainment of Performance Criteria granted on or after December 1, 2018 shall be subject to a performance period of at least one year, and restrictions on time-based Restricted Stock and RSU Awards granted on or after December 1, 2018 shall not expire relative to 100% of any Award in less than three years following the date the Award is granted (although restrictions may lapse no faster than on a pro rata basis over the vesting period and no faster than annually for time-based Restricted Stock and RSU Awards granted on and after December 1, 2018), except that the foregoing limitations shall not apply to (i) Awards covering up to 5% of the shares of Stock reserved for issuance under the Plan pursuant to section 5, as determined as of November 3, 2018; (ii) substitute Awards for grants made under a plan of an acquired business entity; and (ii) special vesting provisions in limited cases of an intervening event related to death, disability, retirement, or a Change in Control.”
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